Exhibit 10.17

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of this [●]th day of September 2024, by and among Chanson International Holding, a Cayman Islands exempted company (the “Issuer”), having an address at B9 Xinjiang Chuangbo Zhigu Industrial Park, No. 100 Guangyuan Road, Shuimogou District, Urumqi, Xinjiang, China 830017; Joseph Stone Capital, LLC, having an address at 585 Stewart Ave Suite L-60C, Garden City, NY 11530 (the “Placement Agent”); and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 (File No. 333-281732), as amended (the “Registration Statement”), covering a proposed follow-on offering of its securities as described on the Information Sheet;

WHEREAS, the Issuer is offering to “accredited investors,” on a “best efforts” basis, up to 10,000,000 Class A ordinary shares (“Class A Ordinary Shares”) of the Issuer (or pre-funded warrants in lieu thereof, the “Pre-Funded Warrant”) and warrants to purchase up to 10,000,000 Class A Ordinary Shares (“Common Warrants”), in a follow-on offering (the “Offering”) for a total Offering gross proceeds of approximately $[___]. The Class A Ordinary Shares and Common Warrants are offered at a public offering price of $[●] per share, and the Pre-Funded Warrants are offered at a public offering price of $[●] per share. Each Class A Ordinary Share and/or Pre-Funded Warrant will be sold together with one Common Warrant. The Class A Ordinary Shares, the Common Warrants and the Class A Ordinary Shares to be issued upon exercise of the Common Warrants, the Prefunded Warrants and the Class A Ordinary Shares to be issued upon exercise of the Prefunded Warrant are collectively referred to as the “Securities”;

WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the subscribers of the Securities (the “Investors”) or the Placement Agent in connection with such offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the Investors or the Placement Agent and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2.  Establishment of the Bank Account.

2.1  The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”); while the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 Reserved.

2.3 The “Offering Period,” which shall be deemed to commence on the date hereof, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agent’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3.  Deposits to the Bank Account.

3.1  If applicable, the Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of wire transfers, “Money Orders” are not acceptable. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account.

3.2  Promptly after receiving subscription monies as described in Section 3.1 or directly from the purchasers, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent shall inform the Escrow Agent in writing of the name and address of the purchasers, the amount of Securities subscribed for by such purchasers, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

3.3  The Escrow Agent shall not accept or recognize for credit to the Escrow Account, any deposit, including deposits made by bank wire, for which the Escrow Agent has not received the appropriate Subscription Information defined in paragraph 3.2.

3.4  The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.

3.5  Only those Escrow Amounts that have been deposited into the Bank Account, accompanied by the required subscriber information, have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”

3.6  If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.

3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer and the Placement Agent that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser.

4.  Disbursement from the Bank Account.

4.1  If by the close of regular banking hours on the Termination Date the Offering has not closed pursuant to instructions from the Issuer and the Placement Agent, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent in advance of its distribution of the Fund.

4.2  If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of Funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions.

4.3  Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.  Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1  The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2  The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3  The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 Escrow Agent shall perform a scan on all prospective purchasers pursuant to the Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act in accordance with its customary regulatory obligations.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.7  The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of fraud, willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving five (5) days’ prior written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Escrow Agent fails to designate a successor escrow agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Issuer and the Placement Agent shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving joint notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7.  Representations and Warranties. The Issuer and the Placement Agent hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1  No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3  The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4  All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations and USA Patriot Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Unless otherwise agreed upon by the Issuer and the Placement Agent, no such Escrow Agent Fees shall be drawn or withheld from the Escrow Account under any circumstances.

9.  Indemnification and Contribution.

9.1  The Issuer (referred to as the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct, fraud or gross negligence of the Indemnitees.

9.2  If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

9.3  The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11.  Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (each such dispute, a “Proceeding”), and hereby irrevocably waives, and agrees not to assert in any such Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it in Section 12 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

12.  Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, or by electronic mail (“e-mail”) with a PDF attachment executed by an authorized representative of the party or parties and written confirmation of receipt is obtained promptly after completion of the transmission, and addressed, if to the Issuer, at its address and e-mail address set forth on the Information Sheet, if to the Placement Agent at its address and email address set forth on the Information Sheet, and if to the Escrow Agent, at its address and e-mail address set forth in the preamble to this Agreement, to the attention of the Trust Department.

13.  Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14.  Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15.  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT:
CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

PLACEMENT AGENT:
Joseph Stone Capital, LLC

By:
	Name:	Damian Maggio
	Title:	Chief Executive Officer

ISSUER:
Chanson International Holding

By:
	Name:	Gang Li
	Title:	Chief Executive Officer

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name: Chanson International Holding

Address: B9 Xinjiang Chuangbo Zhigu Industrial Park, No. 100 Guangyuan Road,

Shuimogou District, Urumqi, Xinjiang, China 830017

Email Address: Oscar@chansoninternational.com

Tax Identification Number: N/A

2.	The Placement Agent

Name: Joseph Stone Capital, LLC

Address: 585 Stewart Ave Suite L-60C, Garden City, NY 11530

Email Address: CCao@josephstonecapital.com

3.	The Securities

Description of the Securities to be offered: up to 20,000,000 Class A Ordinary Shares of the Issuer in the aggregate represented by (i) up to 10,000,000 Class A Ordinary Shares or Pre-Funded Warrants to purchase up to 10,000,000 Class A Ordinary Shares (sales of Pre-Funded Warrants, if sold, would reduce the number of Class A Ordinary Shares that the Issuer is offering on a one-for-one basis), and (ii) Common Warrants to purchase up to 10,000,000 Class A Ordinary Shares. Each Class A Ordinary Share and/or Pre-Funded Warrant will be sold together with one Common Warrant.

The Class A Ordinary Shares and Common Warrants are offered at a public offering price of $[●] per share, and the Pre-Funded Warrants are offered at a public offering price of $[●] per share, for an offering amount of up to $[   ] (the “Maximum Offering Amount”) in a best efforts offering (the “Offering”) to investors.

4.	Plan of Distribution of the Securities

Initial Offering Period: Through [   ], 2024

Extension Period, if any: [   ], 2024.

5.	Title of Escrow Account:

Continental Stock Transfer & Trust as Agent for the Investors in Chanson International Holding, Escrow 2024

6.	Escrow Agent Fees and Charges

$7,500 due at first closing. Up to two additional closings/releases are included in the initial offering period at no additional cost. The Escrow Agent shall be paid a fee of $1,000.00 for each additional closing/release over the allocation of three in the Initial Offering Period or any closing after the expiration of the Initial Offering Period.; (Note: $250.00 online “view only” access to the bank account is included). A fee of $1,000 will be payable for document review services related to each amendment/extension to the Escrow Agreement. A fee of $5,000.00 will be charged if the escrow agreement is terminated and or for any reason, the deposited funds are required to be returned to the investors.

Distribution charges:

$50.00 per wire

EXHIBIT A - 1

Investors

Investor Name	Address	Funds